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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form F-4 of Banco Santander, S.A. of our report dated March 25, 2019, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in composition of reportable segments discussed in Note 52 as to which the date is July 8, 2019, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Banco Santander, S.A.'s Form 6-K dated July 8, 2019. We also consent to the references to us under the headings "Experts" and "Selected Financial Data of Santander Spain" in such Registration Statement.

/s/ PricewaterhouseCoopers Auditores, S.L.

Madrid, Spain
July 30, 2019

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM